Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made as of this 15th day of August, 2007, by Ballistic Recovery Systems, Inc., a Minnesota corporation (“Borrower”), in favor of Anchor Bank Saint Paul, N.A., having an address of 66 Thompson Avenue East, West St. Paul, Minnesota 55118 (“Bank”).

RECITALS:

A.                                   Borrower has requested a working capital line of credit from Bank pursuant to the terms of that certain Loan Agreement, of even date herewith, between Borrower and Bank (the Loan Agreement, as it may be amended, modified, supplemented, increased, or restated from time to time referred to herein as the “Loan Agreement”), and as further documented by that certain Promissory Note, of even date herewith, in the maximum principal amount of Eight Hundred Twenty Thousand and no/100ths Dollars (U.S. $820,000.00), executed by Borrower in favor of Bank (the “Note”).  In the event of any conflict between a term herein and a term in the Loan Agreement, then the Loan Agreement shall control.

B.                                     As a condition to such extensions of credit, Bank requires that Borrower grant a security interest in its assets in accordance with this Agreement.

C.                                     Borrower has determined that the execution, delivery, and performance of this Agreement is in its best business and pecuniary interest.

NOW, THEREFORE, Borrower and Bank hereby as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the meanings set forth in this Section:

“Bank” shall have the meaning set forth in the preamble hereto.

“Borrower” shall have the meaning provided in the preamble hereto.

“Collateral” shall mean all property in which a security interest is granted hereunder.

“Data Processing Records and Systems” shall mean all of Borrower’s now existing or hereafter acquired electronic data processing and computer records, software (including, but not limited to, all “Software” as defined in the UCC), systems, manuals, procedures, disks, tapes, and all other storage media and memory.

“Default” shall mean any event which if it continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

“Document” shall have the meaning provided in the UCC.

“Event of Default” shall have the meaning specified in Article VI hereof.

“Insurance Proceeds” shall mean all proceeds of any and all insurance policies payable to Borrower with respect to the Collateral, or on behalf of the Collateral, whether or not such policies are issued to or owned by Borrower, and whether or not such policies are required by the Loan Documents.

“Loan Agreement” shall have the meaning provided in the recitals hereto.

“Loan Documents” shall have the meaning provided in the Loan Agreement.

“Loan Party” shall mean a party to the Loan Agreement.

“Obligations” shall mean all loans (including, but not limited to, the Loan), advances, debts, liabilities, obligations, covenants, and duties owing by any Loan Party to Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty, or other instrument, whether arising under the Loan Agreement, the other Loan Documents, or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guarantying or confirming of a letter of credit, guaranty, indemnification, or in any other manner, whether joint, several, or joint and several, direct or indirect (including, but not limited to, those acquired by assignment or purchases), absolute or contingent, due or to become due, and however acquired.  The term includes, but is not limited to, all principal, interest, fees, charges, expenses, attorneys’ fees, and any other sum chargeable to any Loan Party under the Loan Agreement or any other related document.

“Proceeds” shall have the meaning provided in the UCC.

“UCC” shall mean the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time, including, but not limited to, on and after the effective date of Minn. Laws 2000, Chapter 399, substantially adopting Revised Article 9 of the Uniform Commercial Code as approved by the National Conference of Commissioners on Uniform State Laws in July, 1998 (as so adopted being sometimes hereinafter referred to as “Revised Article 9”), by Revised Article 9; provided, however, that: (a) to the extent that the UCC is used to define any term herein, and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; and (b) if, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s security interest in the Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Minnesota, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, or priority of, or remedies with respect to, Bank’s security interest and for purposes of definitions related to such provisions.

Other terms defined herein shall have the meanings ascribed to them herein.  All capitalized terms used herein not specifically defined herein shall have the meaning ascribed to them in the Loan Agreement.

ARTICLE II

SECURITY INTEREST

As security for the payment of all Obligations, Borrower hereby grants to Bank a security interest in all of Borrower’s right, title, and interest in and to the following, whether now owned or existing or hereafter acquired or arising:

A.                                   Each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated, or earned by Borrower or by some other person or entity that subsequently transfers its interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including, but not limited to, all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other person obligated to make any such payment or against any property of such account debtor or other person; all including, but not limited to, all present and future accounts, contract rights, chattel papers, bonds, notes and other debt instruments, and rights to payment in the nature of general intangibles;

B.                                     All securities, securities entitlements, investment property, financial assets, and certificates of deposit of Borrower, and all funds of Borrower on deposit with and all property in the possession of Bank or any other depository institution; each whether now owned or hereafter acquired;

C.                                     All equipment of Borrower, whether now owned or hereafter acquired, including, but not limited to, all present and future machinery, vehicles, furniture, fixtures, appliances, office and record keeping equipment, parts, tools, supplies, and all other goods used or bought for use by Borrower for any business or enterprise, all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by Borrower;

D.                                    All inventory of Borrower, whether raw materials, work-in-progress, or finished goods;

E.                                      All general intangibles of Borrower, whether now owned or hereafter acquired, including, but not limited to, all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use Borrower’s name, and the good will of Borrower’s business;

F.                                      All contracts of Borrower;

G.                                     Products of all the foregoing items; and

H.                                    Proceeds relating to all of the above items, whether cash or non-cash Proceeds, including, but not limited to, Insurance Proceeds and non-cash Proceeds of all types.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

Borrower represents, warrants, and covenants that:

3.1                                 Authorization.  The execution and performance of this Agreement have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of the members or stockholders of any entity, or the consent of any governmental entity; or (b) violate any provision of any indenture, contract, agreement, or instrument to which Borrower is a party or by which Borrower and/or Borrower’s assets is or are bound.

3.2.                              Title to Collateral.  Borrower has and shall have at all times good and marketable title to all of the Collateral and none of the Collateral is subject to any security interest except for (a) the security interest created pursuant to this Agreement; and (b) any other security interests expressly consented to in writing by Bank.

3.3                                 Disposition or Encumbrance of Collateral.  Except as provided in this Section 3.3 or in the Loan Documents, Borrower will not encumber, sell, or otherwise transfer or dispose of the Collateral without the prior written consent of Bank, and Borrower shall not relocate Collateral from its United States locations to any of its locations outside of the United States other than in the ordinary course of Borrower’s business.  Until a Default or Event of Default has occurred and is continuing, Borrower may sell Collateral consisting of (a) Inventory in the ordinary course of business provided that Borrower receives as consideration for such sale an amount not less than the fair market value of the Inventory at the time of such sale; and (b) Equipment and Fixtures which in the judgment of Borrower have become obsolete and/or unusable in the ordinary course of business; provided that all net Proceeds of such sales of Equipment and Fixtures are delivered directly to Bank for application to the Obligations in such order as Bank may elect.

3.4                                 Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, and shipping of the Collateral, all costs of keeping the Collateral free of any liens, encumbrances, and security interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on the Collateral or in respect of the sale thereof, shall be borne and paid by Borrower and if Borrower fails to promptly pay any thereof when due, Bank may, at its option, but shall not be required to, pay the same whereupon the same shall constitute Obligations and shall bear interest at the Default Rate (as defined in the Note) and shall be secured by the security interest granted hereunder.

3.5                                 Compliance with Law.  Borrower will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state, or municipal law.

3.6                                 Books and Records; Access.

(a)                                  Borrower will permit Bank and its representatives to examine Borrower’s books and records (including, but not limited to, Data Processing Records and Systems) with respect to the Collateral and to make extracts therefrom and copies thereof at any time and from time to time, and Borrower will furnish such information and reports to Bank and its representatives regarding the Collateral as Bank and its representatives may from time to time request.  Borrower will also permit Bank and its representatives to inspect the Collateral at any time and from time to time as Bank and its representatives may request.

(b)                                 Bank shall have authority, at any time, to place or require Borrower to place, upon Borrower’s books and records relating to Accounts, Chattel Paper, and other rights to payment covered by the security interest granted hereby, a notation or legend stating that such Accounts, Chattel Paper, and other rights to payment are subject to Bank’s security interest.

3.7                                 Notice of Default.  Immediately upon any member of Borrower becoming aware of the existence of any Default or Event of Default, Borrower will give written notice to Bank that such Default or Event of Default exists, stating the nature thereof, the period of existence thereof, and what action Borrower proposes to take with respect thereto.

3.8                                 Additional Documentation.  Borrower will execute, from time to time, and authorizes Bank to execute, from time to time, as Borrower’s attorney-in-fact, and/or file, such financing statements, assignments, and other documents covering the Collateral, including, but not limited to, Proceeds, as Bank may request in order to create, evidence, perfect, maintain, or continue its security interest in the Collateral (including, but not limited to, additional Collateral acquired by Borrower after the date hereof), and Borrower will pay the cost of filing the same in all public offices in which Bank may deem filing to be appropriate and will notify Bank promptly upon acquiring any additional Collateral that may require an additional filing.  Upon request, Borrower will deliver to Bank all of Borrower’s Documents constituting part of the Collateral.

3.9                                 Principal Office; State of Organization.  The location of the principal office of Borrower is located in the State of Minnesota and will not be changed from such state without thirty (30) days prior written notice to Bank.  Borrower warrants that its books and records concerning Accounts and Chattel Paper constituting part of the Collateral are located at its principal office.  Borrower’s state of incorporation is the State of Minnesota and such State has been its state of incorporation since the date of Borrower’s incorporation.  Borrower will not change its state of incorporation from such State without thirty (30) days prior written notice to Bank, Bank has given its written consent to such change, and Borrower has delivered to Bank acknowledgment copies of financing statements filed where appropriate to continue the perfection of Bank’s security interest as a first priority security interest therein.

3.10                           Name of Borrower.  Borrower’s exact legal name and type of legal entity is as set forth in the preamble hereto.  Borrower will not change its legal name without thirty (30) days prior written notice to Bank, Bank has given its written consent to such change, and Borrower has delivered to Bank acknowledgment copies of financing statements filed where appropriate to continue the perfection of Bank’s security interest as a first priority security interest in the Collateral.  Borrower has not used any other name within the past five (5) years.  Neither Borrower nor, to Borrower’s knowledge, any predecessor in title to the Collateral has executed any financing statements or security agreements presently effective as to the Collateral except as disclosed to Bank and consented to in writing by Bank.

3.11                           Disputes.  Borrower shall advise Bank promptly of all disputes and claims in excess of $10,000.00 for any one obligor on the Collateral in any fiscal year or in excess of $25,000.00 in the aggregate for all obligors in any fiscal year and settle or adjust them at no expense to Bank.  After the occurrence and during the continuance of an Event of Default, Bank may at all times settle or adjust such disputes and claims directly with the customers for amounts and upon terms which Bank considers commercially reasonable.  No discount, credit, allowance, adjustment, or return shall be granted by Borrower to any customer without Bank’s written consent other than discounts, credits, allowances, adjustments, and returns made or granted by Borrower in the ordinary course of business prior to the occurrence and during the continuance of an Event of Default.

3.12                           Power of Attorney.  Borrower appoints Bank, or any other person whom Bank may from time to time designate, as Borrower’s attorney-in-fact with power to do all things necessary to carry out this Agreement.  Borrower ratifies and approves all acts of Bank as attorney-in-fact taken within the scope of the authority granted.  Neither Bank nor the attorney-in-fact will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law.  This power, being coupled with an interest, is irrevocable so long as any Obligation remains unpaid.  Borrower waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Borrower may otherwise be entitled.

3.13                           Insurance.  Borrower shall keep the Collateral insured in an amount not less than the full replacement cost thereof, and shall provide Bank with written evidence, satisfactory to Bank, of all such insurance.  All insurance policies maintained by Borrower pursuant to this Section 3.13 shall (a) be written by a company or companies acceptable to Bank; (b) named Bank as an additional insured and lender loss payee; (c) be subject to Bank’s approval as to form, substance, and amount; (d) provide that the insurer shall give Bank no less than thirty (30) days prior written notice of cancellation, termination, amendment, or non-renewal thereof; and (e) be in an amount sufficient to prevent Borrower from becoming a co-insurer thereunder.

ARTICLE IV

COLLECTIONS

Except as otherwise provided in this Article IV, Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower under the Collateral.  In connection with such collections, Borrower may take (and, at Bank’s direction given after the occurrence and during the continuance of an

Event of Default, shall take) such action as Borrower or Bank may deem necessary or advisable to enforce collection of the Collateral; provided, however, that Bank shall have the right, at any time after the occurrence and during the continuance of an Event of Default, without giving written notice to Borrower of Bank’s intention to do so, to notify the obligors with respect to such other Collateral of the assignment of such Accounts and such other Collateral to Bank and to direct such obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Bank and, upon such notification and at the expense of Borrower, to enforce collection of any such Collateral, and to adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as Borrower might have done, but unless and until Bank does so or gives Borrower other instructions, Borrower shall make all collections for Bank.  In addition to its rights under the preceding sentence to this Article IV, Bank, at any time after the occurrence and during the continuance of an Event of Default, may require that Borrower instruct all current and future obligors with respect to the Collateral to make all payments directly to a lockbox (the “Lockbox”) controlled by Bank.  All payments received in the Lockbox shall be transferred to a special bank account (the “Collateral Account”) maintained for the benefit of Bank subject to withdrawal by Bank only.  After the earliest to occur of an Event of Default, Bank’s exercise of its right to direct obligors with respect to the Collateral to make payments directly to Bank or to require Borrower to establish a Lockbox, Borrower shall immediately deliver all full and partial payments on the Collateral received by Borrower to Bank in their original form, except for endorsements where necessary.  Bank, at its sole discretion, may hold any collections on the Collateral delivered to it or deposited in the Collateral Account as cash collateral or may apply such collections to the payment of the Obligations in such order as Bank may elect; provided, however, that after an Event of Default has occurred and is continuing, Bank shall apply all collections in accordance with Section 7.7.  Until such payments are so delivered to Bank, such payments shall be held in trust by Borrower for and as Bank’s property, and shall not be commingled with any funds of Borrower.  Any application of any collection to the payment of any Obligation is conditioned upon final payment of any check or other instrument.

ARTICLE V

ASSIGNMENT OF INSURANCE

Borrower hereby assigns to Bank, as additional security for payment of the Obligations, any and all monies due or to become due under, and any and all other rights of Borrower with respect to, any and all policies of insurance covering the Collateral, whether or not required by the Loan Documents.  So long as no Default or Event of Default has occurred and is continuing, Borrower may itself adjust and collect for any losses of up to an aggregate amount of $25,000.00 for all occurrences during any of Borrower’s fiscal years and Borrower may use the resulting Insurance Proceeds for the replacement, restoration, or repair of the Collateral.  After the occurrence and during the continuance of a Default or an Event of Default, or after the aggregate amount of losses arising out of all occurrences during any of Borrower’s fiscal years exceeds $25,000.00, Bank may (but need not) in its own name or in Borrower’s name, execute and deliver proofs of claim, receive such monies, and settle or litigate any claim against the issuer of any such policy and Borrower directs the issuer to pay any such monies directly to Bank and, after the occurrence and during the continuance of a Default or an Event of Default, Bank, at its sole discretion and regardless of whether Bank exercises its right to collect insurance Proceeds under this Article V, may apply any Insurance Proceeds to the payment of the Obligations, whether due or not, in such order and manner as Bank may elect or may permit Borrower to use such Insurance Proceeds for the replacement, restoration, or repair of the Collateral.

ARTICLE VI

EVENTS OF DEFAULT

The occurrence of any Event of Default, as defined in the Loan Agreement, shall constitute an Event of Default hereunder (“Event of Default”).

ARTICLE VII

RIGHTS AND REMEDIES ON DEFAULT

Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Bank, and in addition to the rights granted to Bank under Articles IV and V hereof, Bank may exercise any one or more of the following rights and remedies as well as rights pursuant to the Loan Agreement, the Airplane Security Agreement, the Note, any other Loan Document, any other related agreements, or at law:

7.1                                 Acceleration of Obligations.  Declare any and all Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.

7.2                                 Right of Offset.  Offset any deposits and Deposit Accounts, including, but not limited to, unmatured time deposits, then maintained by Borrower with Bank, whether or not then due, against any indebtedness then owed by Borrower to Bank whether or not then due.

7.3                                 Deal with Collateral.  In the name of Borrower or otherwise, demand, collect, receive and give receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.

7.4                                 Realize on Collateral.  Take any action which Bank may deem reasonably necessary or desirable in order to realize on the Collateral, including, but not limited to, the power to perform any contract, to endorse in the name of Borrower any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral.  Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Bank may sell the Collateral without giving any warranties as to the Collateral.  Bank may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

7.5                                 Access to Property.  Enter upon and into and take possession of all or such part or parts of the properties of Borrower, including lands, plants, buildings, machinery, equipment, Data Processing Records, Systems and other property as may be necessary or appropriate in the reasonable judgment of Bank, to permit or enable Bank to store, lease, sell, or otherwise dispose of or collect all or any part of the Collateral, and use and operate said properties for such purposes and for such length of time as Bank may deem necessary or appropriate for said purposes without the payment of any compensation to Borrower therefore.  Borrower shall provide Bank with all information and assistance requested by Bank to facilitate the storage, leasing, sale, or other disposition or collection of the Collateral after an Event of Default has occurred and is continuing.

7.6                                 Other Rights.  Exercise any and all other rights and remedies available to it by law or by agreement, including, but not limited to, rights and remedies under the UCC as adopted in the relevant jurisdiction or any other applicable law, or under any of the Loan Documents and, in connection therewith, Bank may require Borrower to assemble the Collateral and make it available to Bank at a place to be designated by Bank, and any notice of intended disposition of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to Borrower at its address as shown on Bank’s records at least ten (10) days before the date of such disposition.

7.7                                 Application of Proceeds.  All proceeds of Collateral shall be applied in accordance with the UCC, and such proceeds applied toward the Obligations shall be applied in such order as Bank may elect.

ARTICLE VIII

MISCELLANEOUS

8.1                                 Recitals.  The above Recitals are true and correct as of the date hereof and constitute a part of this Agreement as if fully set forth herein.

8.2                                 No Liability on Collateral.  It is understood that Bank does not in any way assume any of Borrower’s obligations under the Collateral.  Borrower hereby agrees to indemnify Bank against any and all liability arising in connection with and/or on account of the Collateral.

8.3                                 No Waiver.  Bank shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument, or paper signed by Borrower unless such waiver be in writing and signed by Bank.  No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

8.4                                 Remedies Cumulative.  All rights and remedies of Bank shall be cumulative and may be exercised singularly or concurrently, at Bank’s option, and the exercise or enforcement of anyone such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

8.5                                 Governing Law; Enforcement.  This Agreement is issued in and shall be governed by the substantive laws of the State of Minnesota, without reference to its conflicts of laws provisions, except to the extent that the perfection of the security interest hereunder, or the enforcement of any remedies hereunder, with respect to any particular Collateral shall be governed by the laws of a jurisdiction other than the State of Minnesota.  All disputes and collections relating to this Agreement shall be exclusively venued in any state or federal court in Ramsey County, Minnesota, or in such other court as Lender may designate in its sole discretion, and Borrower specifically consents to the venue and jurisdiction of said courts as chosen by Lender.  BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY.  BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER’S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF BANK AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT AND THE LOAN DOCUMENTS OR THE OBLIGATIONS THEREUNDER.  BORROWER HAS READ THIS PROVISION AND UNDERSTANDS IT.  BORROWER ALSO AGREES THAT COMPLIANCE BY BANK WITH THE EXPRESS PROVISIONS OF THIS AGREEMENT SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

8.6                                 Expenses.  Upon demand, Borrower agrees to pay the attorneys’ fees and legal expenses incurred by Bank in the exercise of any right or remedy available to it under this Agreement, whether or not suit is commenced, including, but not limited to, attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s order or judgment and/or incurred in connection with establishing the priority of Bank’s security interest against other secured parties’ respective security interests.

8.7                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Borrower and Bank.

8.8                                 Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.9                                 No Obligation to Pursue Others.  Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify ,or waive the Collateral provided by any other person to secure any of the Obligations, all without affecting Bank’s rights against Borrower.  Borrower waives any right it may have to require Bank to pursue any third person for any of the Obligations.

IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first set forth above.

BANK: Anchor Bank Saint Paul, N.A.

By: ;
Its: .

BORROWER: Ballistic Recovery Systems, Inc.

/s/ Larry E. Williams
By: Larry E. Williams;
Its: Chief Executive Officer / President.